                                                                    EXHIBIT 99.3


                        CONSENT OF PROSPECTIVE DIRECTOR

     The undersigned hereby consents to the references made to him, as a person who will serve as a director of Novell, Inc. upon the consummation of the Merger, as defined in the Registration Statement on Form S-4 and the Prospectus and Proxy/Information Statement contained therein.


                                                 /s/  BRUCE W. BASTIAN

                                                      Bruce W. Bastian